Nutrastar Announces Full Year 2012 Results, Issues 2013 Revenue Guidance

Core Consumer Product Cordyceps Militaris Continues to Drive Growth; Annual
Sales Up 7.5% Year-Over-Year; Gross Margin at 76.2%

Expanded Production Capacity Expected to Augment Future Growth; 2013
Revenue Anticipated at Between $44 Million and $46 Million, Representing an
Increase of Between 19% and 25% YOY

Harbin, China, March 29, 2013-- Nutrastar International Inc. (OTCBB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the year ended December 31, 2012.

Financial Highlights

  Net revenue was $36.77 million, an increase of 7.5% from full year 2011.
  Gross profit was $28.03 million, representing a gross margin of 76.2%, an increase of 0.3% from the previous year.
  Net income was $17.24 million, representing a net margin of 46.9%.
  Basic and diluted EPS were $1.10 and $1.04, respectively, with 15.45 million basic shares and 16.60 million diluted shares outstanding.

Management Commentary

“While we were quite pleased with our 2012 financial results, as mentioned last quarter, the Company experienced a supply shortage due to required operational maintenance that occurred within our facilities – resulting in full year sales being lower than expected. Despite this short disruption, total sales for the year ended December 31, 2012 grew by 7.5% reaching approximately $36.8 million, as compared to the previous year’s sales of $34.2 million. High demand led to a 9.5% year-over-year increase in sales of our core consumer product, Cordyceps; while organic specialty foods sales saw a 4.7% increase and functional health beverages saw a 0.9% increase. Gross profit remained strong at 76.2% . The year of 2012 was also marked by the completion of our large multi-phase, multi-year production capacity expansion project, which overall boosted capacity from 55 tons to 100 tons, a huge milestone achieved for the Company and the team,” Ms. Lianyun Han, CEO of Nutrastar, commented.

On the subject of the Company’s financial position, Ms. Han stated, “As vouched and verified by our independent auditor, we closed the year with a cash balance of approximately $75.5 million, equivalent to roughly $4.55 per diluted share. These funds are being managed wisely and conservatively, and are set aside for the Company’s future organic and inorganic growth initiatives such as brand and product development, as well as marketing & advertising designed to promote our consumer product portfolio in cities deemed most opportunistic.”

Ms. Han continued, “Looking at 2013, current demographical and market conditions in China seemingly continue to remain advantageous to our businesses and our premium consumer product offerings, particularly as the country becomes more affluent; its citizens become more health conscious; and rising healthcare costs continue to result in increasing demand for alternative medicines and preventative measures such as our core product Cordyceps. We expect this year to be one of substantial expansion in both our top and bottom line as well as within our product offerings and overall market presence. Equipped with heightened capacity, we also expect to see improvements related to our costs and operations, and anticipate that with the proper, intelligent allocation of funds, we will continue building greater market awareness for our premium functional health beverages and other products in China with the larger goal to expand distribution into the international arena. We look forward to the remainder of the year ahead and encourage any interested party to reach out to us directly for more information on Nutrastar and our innovative, premium consumer product portfolio.”

Outlook for the Year Ending December 31, 2013

Based on management’s current expectations, the Company projects that 2013 revenue will be in the range of $44 million to $46 million, representing an approximate 19% to 25% top line increase year over year.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the year ended December 31, 2012, please refer to the Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 29, 2013.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 332 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," “projects,” "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand

American Capital Ventures

Tel: +1-305-918-7000

Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLARS)

	Year Ended December 31,
	2012	2011
REVENUE	$36,771,176	$34,205,954
Cost of goods sold	(8,742,166)	(8,246,853)
GROSS PROFIT	28,029,010	25,959,101
Selling expenses	(1,658,956)	(1,640,796)
General and administrative expenses	(3,102,070)	(2,843,298)
Income from operations	23,267,984	21,475,007
Other income (expenses):
Interest income	255,918	193,742
Foreign exchange differences	5,610	60, 988
Change in fair value of warrants	144,238	1,053,862
Other income	7,921	-
Total other income (expenses)	413,687	1,308,592
Income before income taxes	23,681,671	22,783,599
Provision for income taxes	(6,438,960)	(5,800,632)
NET INCOME	17,242,711	16,982,967
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	250,445	2,956,953
COMPREHENSIVE INCOME	$17,493,156	$19,939,920
Earnings per share
Basic	$1.10	$1.12
Diluted	$1.04	$1.04
Weighted average number of shares outstanding
Basic	15,453,656	14,784,564
Diluted	16,600,053	16,339,999

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	December 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$75,526,533	$54,556,329
Restricted cash	-	4,170
Accounts receivable	81,497	82,516
Inventories	965,251	898,871
Prepayments and other receivables	1,321,726	1,194,466
Total current assets	77,895,007	56,736,352
OTHER ASSETS
Intangible assets, net	1,552,022	2,024,593
Property, plant and equipment, net	15,991,060	12,395,567
Construction in process	-	5,271,609

Total assets	$95,438,089	$76,428,121
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$6,339
Other payables and accruals	1,481,198	1,064,045
Taxes payable	2,981,136	2,585,738
Due to a related party	150,036	80,648
Preferred stock dividend payable	528,528	529,851
Warrants liabilities	173	144,411
Total current liabilities	5,141,071	4,411,032
Total liabilities	5,141,071	4,411,032
COMMITMENTS AND CONTINGENCIES (Note 19)
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, (1,000,000 shares authorized, 113,010 shares and 147,820 shares issued and outstanding, respectively; aggregate liquidation preference amount: $3,164,280 and $4,138,960, plus accrued but unpaid dividend of $528,528 and $529,851, at December 31, 2012 and 2011, respectively	2,577,324	3,371,206

Common stock, $0.001 par value, 190,000,000 shares authorized, 15,907,381 shares issued and 15,863,826 shares outstanding at December 31, 2012; 14,962,631 shares issued and 14,957,970 shares outstanding at December 31, 2011	15,908	14,963

Additional paid-in capital	19,029,586	17,180,280
Statutory reserves	4,960,023	3,076,552
Treasury stock, at cost, 43,555 shares and 4,661 shares as of December 31, 2012 and December 31,2011, respectively	(78,767)	(9,553)
Retained earnings	58,325,932	43,167,074
Accumulated other comprehensive income	5,467,012	5,216,567
Total stockholders' equity	90,297,018	72,017,089

Total liabilities and stockholders' equity	$95,438,089	$76,428,121

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLARS)

	Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,242,711	$16,982,967
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	(144,238)	(1,053,862)
IR warrant and restricted stock expense	45,000	79,415
Depreciation and amortization	1,235,468	1,142,635
Loss on disposal of property and equipment	76,219	-
Share-based compensation expense	809,664	394,207
(Increase) decrease in assets:
Accounts receivable	1,216	187, 353
Inventories	(63,903)	12,885
Prepayments and other receivables	(123,802)	(912,759)
Increase (decrease) in liabilities:
Accounts payable	(6,327)	(122,853)
Other payables and accruals	412,785	277,540
Taxes payable	387,399	1,808,330
Net cash provided by operating activities	19,872,192	18,795,858

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(315,257)	(7,613,286)
Proceeds from disposal of fixed assets	-	209,177
Refund of payments for building construction	1,267,327	-
Net cash provided by (used in) investing activities	952,070	(7,404,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of common stock	(69,214)	(9,553)
Decrease in restricted cash	4,170	188,905
Advance from a related party	64,829	29,309
Net cash (used in) provided by financing activities	(215)	208,661

Foreign currency translation adjustment	146,157	2,197,071

INCREASE IN CASH AND CASH EQUIVALENTS	20,970,204	13,797,481
CASH AND CASH EQUIVALENTS, at the beginning of the year	54,556,329	40,758,848

CASH AND CASH EQUIVALENTS, at the end of the year	$75,526,533	$54,556,329

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$995,587	$1,203,346
Preferred stock dividend payable	200,382	414,308
Share-based payment to officers and directors under equity incentive plan	809,664	394,207
Share-based payment – IR warrants and restricted shares	45,000	42,150
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$6,179,713	$4,210,323